EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

BRADLEY PHARMACEUTICALS, INC.

* * * * * * * * *

ARTICLE I

        The name of the Corporation is Bradley Pharmaceuticals, Inc.

ARTICLE II

        The address of this Corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        The aggregate number of shares of stock which the corporation shall have authority to issue is Twenty Nine Million Three Hundred Thousand (29,300,000) shares of stock, of which Twenty Seven Million Three Hundred Thousand (27,300,000) shall be shares of Common Stock, with a par value of $.01 per share, and Two Million (2,000,000) shall be shares of Preferred Stock, with a par value of $.01 per share.

        A. Common Stock. This Corporation’s Twenty Seven Million Three Hundred Thousand (27,300,000) shares of common stock, with a par value of $.01 per share, shall not have cumulative voting or preemptive rights and shall be entitled to one vote for each share in the election of directors and on any other matter presented to the stockholders, except to the extent provided as follows:

1. The authorized shares of Common Stock of the Corporation shall be divided into two classes, of which twenty six million, four hundred thousand (26,400,000) shares shall be designated Class A Common Stock and nine hundred thousand (900,000) shares shall be designated Class B Common Stock.

2. The rights, preferences and limitations of the Class A Common Stock and the Class B Common Stock shall be equal and identical in all respects except that, unless otherwise provided by law, holders of Class A Common Stock and holders of Class B Common Stock shall vote together as a single class upon any and all matters submitted to the shareholders of the Corporation for a vote, provided,

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however, that holders of the Class A Common Stock and holders of Class B Common Stock shall vote as two separate classes to authorize any proposed amendment to the Corporation’s Certificate of Incorporation that amends, restates or repeals this Article IV, Section A or has the effect of an amendment, restatement or repeal, and provided, further, that, notwithstanding anything to the contrary contained herein, so long as there are at least three hundred twenty five thousand (325,000) shares of Class B Common Stock issued and outstanding, the holders of Class B Common Stock shall vote as a separate class to elect a majority (consisting of the sum of one plus one-half of the total number of directors) of the directors of the Corporation (who shall be known as “Class B Directors”), to remove any Class B Director with or without cause at any time and to fill all vacancies among Class B Directors, and the holders of Class A Common Stock and voting Preferred Stock, if any, shall vote together as a single class to elect the remainder of the directors of the Corporation (who shall be known as “Class A Directors”), to remove any Class A Director with or without cause at any time and to fill all vacancies among Class A Directors.

        Upon dissolution, whether voluntary or involuntary, the holders of shares of Preferred Stock shall first be entitled to receive, out of the net assets of this Corporation, any amount set forth in the Board of Director’s resolution authorizing the series of Preferred Stock of which such shares are a part, plus unpaid accumulated dividends, if any, without interest. All of the assets, if any, thereafter remaining shall be distributed among the holders of the Common Stock. The consolidation or merger of this Corporation at any time, or from time to time, with any other corporation or corporations, or a sale of all, or substantially all of the assets of this Corporation shall not be construed as a dissolution, liquidation or winding up of the Corporation within the meaning hereof.

ARTICLE V

        The name and address of the incorporator is W. Raymond Felton, Esq., c/o Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP, 99 Wood Avenue South, Iselin, New Jersey 08830.

ARTICLE VI

        The period of existence of the Corporation is unlimited.

ARTICLE VII

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation; provided, however, that the Board of Directors shall not have the authority to alter or repeal any by-law provision relating to the classification or election of directors.

ARTICLE VIII

        Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision

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contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

ARTICLE IX

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

        A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set our hand this 14th day of May, 1998.

/s/ W. Raymond Felton W. Raymond Felton, Incorporator

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CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

BRADLEY PHARMACEUTICALS, INC.,
A NEW JERSEY CORPORATION

INTO

BRADLEY PHARMACEUTICALS, INC.,
A DELAWARE CORPORATION

To the Secretary of
State State of Delaware

        Pursuant to Section 253 of the General Corporation Law of Delaware, it is hereby certified that:

        1. Bradley Pharmaceuticals, Inc., a Delaware corporation (“Bradley-Del.”), is incorporated pursuant to the General Corporation Law of the State of Delaware.

        2. Bradley Pharmaceuticals, Inc., a New Jersey corporation (“Bradley-NJ”), owns all of the outstanding shares of capital stock of Bradley-Del.

        3. The corporation surviving the merger is Bradley-Del. (the “Surviving Corporation”), which shall retain the name Bradley Pharmaceuticals, Inc.

        4. Bradley-NJ, by the resolutions of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting dated June 1, 1998, determined to merge the Bradley-NJ with and into Bradley-Del. upon the terms and subject to the conditions set forth in such resolutions. A true copy of said resolutions is attached hereto as Exhibit A. Such resolutions adopt an Agreement and Plan of Merger, which includes a provision for the pro rata issuance of stock, and warrants and options to purchase stock, of the Surviving Corporation to the holders of the stock, warrants and options of the Company, respectively, on surrender of their certificates therefor. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

        5. The proposed merger was adopted, approved, certified, executed and acknowledged by Bradley-NJ in accordance with the laws of the state under which it is organized.

        6. The proposed merger shall be effective at the date and time at which (i) a copy of this Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware pursuant to Sections 253 and 103 of the General Corporation Law of the State of

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Delaware and (ii) a copy of the Certificate of Merger in form of Exhibit B hereto is filed with the Secretary of State of the State of New Jersey by the Surviving Corporation.

        7. The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Company, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of ss.262 of the General Corporation Law of the State of Delaware, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address of the Surviving Corporation to which such process may be mailed is 383 Route 46 West, Fairfield, New Jersey 07004.

        IN WITNESS WHEREOF, Bradley Pharmaceuticals, Inc., a New Jersey corporation and Bradley Pharmaceuticals, Inc., a Delaware corporation have caused this Certificate be executed by their respective duly authorized officers this 16th day of July, 1998.

BRADLEY PHARMACEUTICALS, INC.
By:	/s/ Daniel Glassman DANIEL GLASSMAN, President

ATTEST:	BRADLEY PHARMACEUTICALS, INC.
/s/ David Hillman	By:	/s/ Daniel Glassman DANIEL GLASSMAN, President

ATTEST:
/s/ David Hillman

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CERTIFICATE OF CORRECTION
OF THE CERTIFICATE OF INCORPORATION
OF
BRADLEY PHARMACEUTICALS, INC.

        Pursuant to the authority granted by Section 103(f) of the Delaware General Corporation Law, the undersigned corporation, Bradley Pharmaceuticals, Inc. hereby files this Certificate of Correction to its Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on May 15, 1998. Article IV of the Certificate of’ Incorporation is hereby corrected to read as follows:

ARTICLE IV

        The aggregate number of shares of stock which the corporation shall have authority to issue is Twenty Nine Million Three Hundred Thousand (29,300,000) shares of stock, of which Twenty Seven Million Three Hundred Thousand (27,300,000) shall be shares of Common Stock, with a par value of $.01 per share, and Two Million (2,000,000) shall be shares of Preferred Stock, with a par value of $.01 per share.

        A. Common Stock. This Corporation’s Twenty Seven Million Three Hundred Thousand (27,300,000) shares of Common Stock, with a par value of $.01 per share, shall not have cumulative voting or preemptive rights and shall be entitled to one vote for each share in the election of directors and on any other matter presented to the stockholders, except to the extent provided as follows:

1. The authorized shares of Common Stock of the Corporation shall be divided into two classes, of which twenty six million, four hundred thousand (26,400,000) shares shall be designated Class A Common Stock and nine hundred thousand (900,000) shares shall be designated Class B Common Stock.

2. The rights, preferences and limitations of the Class A Common Stock and the Class B Common Stock shall be equal and identical in all respects except that, unless otherwise provided by law:

a. each share of Class A Common Stock shall entitle the holder thereof to one vote upon any and all matters submitted to the shareholders of the Corporation for a vote, and each share of Class B Common Stock shall entitle the holder thereof to five votes upon any and all matters submitted to the shareholders of the Corporation for a vote, except the election of directors, as to which each share of Class B Common Stock shall entitle the holder thereof to one vote.

b. holders of Class A Common Stock and holders of Class B Common Stock shall vote together as a single class upon any and all matters submitted to the shareholders of the Corporation for a vote, provided, however, that holders of the Class A Common Stock and holders of Class B Common Stock shall vote as two separate classes to authorize any proposed amendment to the Corporation’s Certificate of Incorporation that amends, restates or repeals this Article IV, Section A or has the effect of an amendment,

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restatement or repeal, and provided, further, that, notwithstanding anything to the contrary contained herein, so long as there are at least three hundred twenty five thousand (325,000) shares of Class B Common Stock issued and outstanding, the holders of Class B Common Stock shall vote as a separate class to elect a majority (consisting of the sum of one plus one-half of the total number of directors) of the directors of the Corporation (who shall be known as “Class B Directors”), to remove any Class B Director with or without cause at any time and to fill all vacancies among Class B Directors, and the holders of Class A Common Stock and voting Preferred Stock, if any, shall vote together as a single class to elect the remainder of the directors of the Corporation (who shall be known as “Class A Directors”), to remove any Class A Director with or without cause at any time and to fill all vacancies among Class A Directors.

c. each share of Class B Common Stock shall convert into one share of Class A Common Stock upon, and as of the date of, the delivery to the Corporation of the written demand by the holder thereof for such conversion, which demand may be delivered at any time.

d. each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock upon the sale, pledge, hypothecation or any other transfer of any interest therein including, without limitation, into a trust and by the operation of any will or the laws of descent and distribution (a “Transfer”), except upon a Transfer to a person who immediately prior to such Transfer is a holder of a share or shares of Class B Common Stock.

        B. Preferred Stock. The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance.

        Upon dissolution, whether voluntary or involuntary, the holders of shares of Preferred Stock shall first be entitled to receive, out of the net assets of this Corporation, any amount set forth in the Board of Director’s resolution authorizing the series of Preferred Stock of which such shares are a part, plus unpaid accumulated dividends, if any, without interest. All of the assets, if any, thereafter remaining shall be distributed among the holders of the Common Stock. The consolidation or merger of this Corporation at any time, or from time to time, with any other corporation or corporations, or a sale of all or substantially all of the assets of the assets of this Corporation shall not be construed as a dissolution, liquidation or winding up of the Corporation within the meaning hereof.

        The undersigned, being the Chairman of the Board of the Corporation hereinbefore named, for the purpose of correcting the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, does hereby execute this Certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation and that the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day November, 1998.

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BRADLEY PHARMACEUTICALS, INC.
By:	/s/ Daniel Glassman Daniel Glassman, Chairman of the Board

STATE OF NEW JERSEY	:
: ss
COUNTY OF PASSAIC	:

        I certify that on November 2, 1998, Daniel Glassman personally came before me and stated to my satisfaction that he:

a. was the maker of the foregoing Certificate;

b. was authorized to and did execute this Certificate as Chairman of the Board of Bradley Pharmaceuticals, Inc., the entity named in this Certificate; and

c. executed this Certificate as the act of the Corporation named in this Certificate.

/s/ Kathleen A. Riley
KATHLEEN A. RILEY NOTARY PUBLIC OF NEW JERSEY NY COMMISSION EXPIRES SEPT. 12, 2002

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CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
BRADLEY PHARMACEUTICALS, INC.

        Pursuant to the provisions of Section 242, General Corporation Law of Delaware, the undersigned corporation certifies as follows:

        1. The name of the Corporation (“Corporation”) is Bradley Pharmaceuticals, lnc.

        2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the introductory paragraph and subparagraph A of Article IV thereof and by substituting in lieu of said paragraphs the following new paragraphs:

The aggregate number of shares of stock which the Corporation shall have authority to issue is Twenty Nine Million Three Hundred Thousand (29,300,000) shares of stock, of which Twenty Seven Million Three Hundred Thousand (27,300,000) shall be shares of Common Stock, with a par value of $.01 per share, and Two Million (2,000,000) shall be shares of Preferred Stock, with a par value of $.01 per share.

(A) Common Stock. This Corporation’s Twenty Seven Million Three Hundred Thousand (27,300,000) shares of Common Stock, with a par value of $.01 per share, shall not have cumulative voting or preemptive rights and shall be entitled to one vote for each share in the election of directors and on any other matter presented to the stockholders, except to the extent provided as follows:

1.	The authorized shares of Common Stock of the Corporation shall be divided into two classes, of which twenty six million four hundred thousand (26,400,000) shares shall be designated Common Stock and nine hundred thousand (900,000) shares shall he designated Class B Common Stock.

2.	The rights, preferences and limitations of the Common Stock and the Class B Common Stock shall be equal and identical in all respects except that, unless otherwise provided by law:

a. each share of Common Stock shall entitle the holder thereof to one vote upon any and all matters submitted to the shareholders of the Corporation for a vote, and each share of Class B Common Stock shall entitle the holder thereof to five votes upon any and all matters submitted to the shareholders of the Corporation for a vote, except the election of directors, as to which each share of Class B Common Stock shall entitle the holder thereof to one vote.

b. holders of Common Stock and holders of Class B Common Stock shall vote together as a single class upon any and all matters submitted to the shareholders of the Corporation for a vote, provided, however, that the holders of the Common Stock and holders of Class B Common Stock shall vote as two separate classes to authorize any proposed

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amendment to the Corporation’s Certificate of Incorporation that amends, restates or repeals this Article IV, Section A or has the effect of an amendment, restatement or repeal, and provided, further, that notwithstanding anything to the contrary contained herein, so long as there are at least three hundred twenty five thousand (325,000) shares of Class B Common Stock issued and outstanding, the holders of Class B Common Stock shall vote as a separate class to elect a majority (consisting of the sum of one plus one-half of the total number of directors) of the directors of the Corporation (who shall be known as “Class B Directors”), to remove any Class B Director with or without cause at any time and to fill all vacancies among Class B Directors, and the holders of Common Stock and voting Preferred Stock, if any, shall vote together as a single class to elect the remainder of the directors of the Corporation (who shall be known as “Common Stock Directors”), to remove any Common Stock Director with or without cause at any time and to fill all vacancies among Common Stock Directors.

c. each share of Class B Common stock shall convert into one share of Common Stock upon, and as of the date of, the delivery to the Corporation of the written demand by the holder thereof for such conversion, which demand may be delivered at any time.

3.	The foregoing amendment to the Certificate of Incorporation was approved and adopted by the directors of the corporation on the 27th day of May, 1999 by unanimous written consent, a copy of the unanimous written consent is attached hereto as Exhibit A.

4.	The number of shares of capital stock entitled to vote the foregoing amendment was 8,198,883 shares of common stock, 0.01 par value per share.

5.	The number of shares voting for and against such amendment was as follows:

No. of Class A Common Stock Shares Voting For Amendment 6,752,270	No. of Class A Common Stock Shares Voting Against Amendment 232,129

No. of Class B Common Stock Shares Voting For Amendment 431,552	No. of Class B Common Stock Shares Voting Against Amendment 0

6.	The amendments to the Certificate of Incorporation herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

7.	This Certificate of Amendment shall be effective as of the date of filing.

DATED This 23rd day of July, 1999.

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BRADLEY PHARMACEUTICALS, INC.
By:	/s/ Daniel Glassman Daniel Glassman, President

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Exhibit A

UNANIMOUS CONSENT OF THE DIRECTORS
IN LIEU OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS
OF
BRADLEY PHARMACEUTICALS, INC.

        The undersigned, being all of the directors of Bradley Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), do hereby consent in writing to the adoption of the following resolutions and do hereby authorize and approve the taking of the actions described therein in lieu of a special meeting of the Board of Directors of the Corporation.

RESOLVED, that the Corporation amend Article IV of its Certificate of Incorporation to change the title of twenty six million, four hundred thousand (26,400,000) shares from “Class A Common Stock” to “Common Stock” without affecting any of the rights or holdings of the holders of Class A Common Stock; and be it further

RESOLVED, that the Corporation amend Article IV of its Certificate of Incorporation to change subparagraph A.2.d. thereof to permit unrestricted transfers of Class B Common Stock which would eliminate the automatic conversion of Class B Common Stock to Class A Common Stock upon the sale, pledge, hypothecation or any other transfer of such shares to such persons who were not a holder of Class B Common Stock prior to such specified transfer, that this amendment to the Certificate of Incorporation would not affect any of the rights or holdings of the holders of Class A Common Stock; and be it further

RESOLVED, that the 1999 Incentive and Non-Qualified Stock Option Plan (the “Stock Option Plan”) for the employees, consultants and others deemed appropriate by the Chief Executive Officer of the Corporation be and it hereby is adopted, to be administered by the President and Chief Executive Officer under the guidelines set forth by the Board of Directors; and be it further

RESOLVED, that the proposed amendments, in the form attached hereto as Exhibit A and the Stock Option Plan, be submitted to a vote of the holders of all of the Company’s outstanding stock; and be it further

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RESOLVED, that Daniel Glassman as Chairman and President of the Corporation, and each vice president and secretary of the Corporation be and they hereby are authorized and approved to take such actions and execute such documents and instruments, including without limitation the Amendments to the Certificate of Incorporation and any documents necessary to deliver with respect to the Stock Option Plan, as may be necessary or appropriate in order to effect the foregoing resolutions.

        Consented, adopted, authorized and approved this 27th day of May, 1999.

/s/ Daniel Glassman Daniel Glassman

/s/ Iris S. Glassman Iris S. Glassman

/s/ David Hillman David Hillman

/s/ Dr. Philip W. McGinn, Jr. Dr. Philip W. McGinn, Jr.

/s/ Dr. Seymour I. Schlager Dr. Seymour I. Schlager

/s/ Alan G. Wolin Dr. Alan G. Wolin

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CERTIFICATE OF CORRECTION FILED TO CORRECT
CERTAIN ERRORS IN THE CERTIFICATE
OF OWNERSHIP AND MERGER OF
BRADLEY PHARMACEUTICALS, INC.
FILED IN THE OFFICE OF THE SECRETARY OF STATE
OF DELAWARE ON JULY 31, 1998

        Bradley Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY THAT:

        The name of the corporation is Bradley Pharmaceuticals, Inc. (the “Corporation”).

1.	A Certificate of Ownership and Merger (the “Certificate”) was filed with the Secretary of State of Delaware on July 31, 1998 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware (the “DGCL”).

2.	The inaccuracies or defects of said Certificate to be corrected are as follows:

3.	The resolutions of the Board of Directors of Bradley Pharmaceuticals, Inc., a New Jersey corporation, duly adopted by unanimous written consent in lieu of a meeting dated June 1, 1998, to be attached thereto as Exhibit A, as referenced in Section 4 of the Certificate, were inadvertently omitted from the Certificate upon filing; and

        The copy of the Certificate of Merger, as filed with the Secretary of State of the State of New Jersey, to be attached thereto as Exhibit B, as referenced in Section 6 of the Certificate, was inadvertently omitted from the Certificate upon filing.

        Sections 4 and 6 are hereby corrected by the attachment of Exhibit A and Exhibit B respectively, copies of which are attached hereto.

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        IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed this 23rd day of September, 2003.

BRADLEY PHARMACEUTICALS, INC.
By:	/s/ Brent Lanczycki R. Brent Lanczycki Chief Financial Officer

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EXHIBIT A

UNANIMOUS CONSENT OF THE DIRECTORS
IN LIEU OF A SPECIAL MEETING OF THE
BOARD OF DIRECTORS
OF
BRADLEY PHARMACEUTICALS, INC.

        The undersigned, being all of the directors of Bradley Pharmaceuticals, Inc., a New Jersey corporation (the “Corporation”), do hereby consent in writing to the adoption of the following resolutions in lieu of a special meeting of the Board of Directors of the Corporation.

RESOLVED, that the Board of Directors ratifies the formation in the state of Delaware of a corporation to be named Bradley Pharmaceuticals, Inc. (“Bradley-Del.”) which shall become a wholly-owned subsidiary of the Corporation; and be it further

RESOLVED, that the Corporation be merged with and into Bradley-Del. with Bradley-Del. being the surviving corporation in such merger and with the shareholders of the Corporation becoming the shareholders of the surviving corporation on a one-share for one-share basis; and be it further

RESOLVED, that the forms of Agreement and Plan of Merger, Delaware Certificate of Ownership and Merger, and New Jersey Certificate of Merger, each between the Corporation and Bradley-Del. be and they hereby are authorized and approved on behalf of the Corporation; and be it further

RESOLVED, that the appropriate officers of the Corporation be and they hereby are authorized to take such action and execute such documents and instruments necessary or appropriate in order to effect the foregoing resolutions.

Consented to, authorized, adopted and approved as of the first day of June, 1998.

/s/ Daniel Glassman DANIEL GLASSMAN

/s/ Iris S. Glassman IRIS S. GLASSMAN

Dr. Philip W. McGinn, Jr. DR. PHILIP W. McGINN, JR.

/s/ Alan G. Wolin ALAN G. WOLIN, Ph.D.

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EXHIBIT B

CERTIFICATE OF MERGER
OF
BRADLEY PHARMACEUTICALS, INC.,
A NEW JERSEY CORPORATION
AND
BRADLEY PHARMACEUTICALS, INC.,
A DELAWARE CORPORATION

To the Secretary of State State of New Jersey

        Pursuant to the provisions of Section 14A:10-7 of the New Jersey Business Corporation Act, it is hereby certified that:

1. The names of the merging corporations are Bradley Pharmaceuticals, Inc., which is a business corporation organized under the laws of the State of New Jersey (“Bradley-NJ”) and Bradley Pharmaceuticals, Inc., which is a business corporation organized under the laws of the State of Delaware (“Bradley-Del.”). Bradley-Del will continue its existence as the surviving corporation under its present name pursuant to the laws of the State of Delaware.

2. Annexed hereto as Exhibit A and made a part hereof is the Agreement and Plan of Merger for merging Bradley-NJ with and into Bradley-Del., as approved by the Board of Directors for each of said corporations on June 1, 1998.

3. The number of shares of Bradley-Del. which are entitled to vote at the time of the approval of the Agreement and Plan of Merger by its shareholders is 8,174,295 shares of Class A Common Stock, no par value, and 431,552 shares of Class B Common Stock, no par value.

The number of shares of Bradley-NJ Class A Common Stock and Class B Common Stock that voted for and against the Agreement and Plan of Merger are as follows:

Class A B	Voted For 3,479,118 431,552	Voted Against 192,059 0

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Each share of Class B stock is entitled to five (5) votes per share; hence, such shares represent 7,157,760 votes in favor of the merger.

4. The number of shares of Bradley-Del. which are entitled to vote at the time of the approval of the Agreement and Plan of Merger by its shareholders is 100 shares of common stock, par value $.01 per share, all of which are currently owned by Bradley-NJ.

Bradley-NJ, the sole shareholder of Bradley-Del., has approved the Agreement and Plan of Merger pursuant to its written consent, dated June 1, 1998 without a meeting of shareholders; and the number of shares represented by such consent is 100 shares of Class A Common Stock.

5. The applicable provisions of the laws of the jurisdiction of organization of Bradley-Del. relating to the merger of Bradley-NJ with and into Bradley-Del. will have been complied with upon compliance with any of the filing and recording requirements thereof.

6. The merger herein provided for shall become effective in the State of New Jersey upon the filing of this Certificate with the Secretary of State of the State of New Jersey and the filing of a certificate of ownership and merger by Bradley-NY and Bradley-Del. with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, Bradley Pharmaceuticals, Inc., a New Jersey corporation and Bradley Pharmaceuticals, Inc., a Delaware corporation have caused this Certificate to be executed by their respective duly authorized officers this 16th day of July, 1998.

ATTEST:	BRADLEY PHARMACEUTICALS, INC., a New Jersey corporation
/s/ David Hillman	By:	/s/ Daniel Glassman DANIEL GLASSMAN, President

ATTEST:	BRADLEY PHARMACEUTICALS, INC.
/s/ David Hillman	By:	/s/ Daniel Glassman DANIEL GLASSMAN, President

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AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of June 1, 1998, by and between Bradley Pharmaceuticals, Inc., a Delaware corporation (“Bradley-Del.”) and Bradley Pharmaceuticals, Inc., a New Jersey corporation and the sole shareholder of Bradley-Del. (“Bradley-NJ”).

        WHEREAS, the Board of Directors and the shareholders of each of Bradley-Del. and Bradley-NJ have each approved the merger of Bradley-Del. with and into Bradley-NJ in accordance with the General Corporation Law of the State of Delaware (the “GCL”) and the New Jersey Business Corporation Act (the “NJBCA”) upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and  intending to be legally bound hereby, Bradley-Del. and Bradley-NJ hereby agree as follows:

        1. The Merger. Upon the terms and conditions hereof, and in accordance with the GCL and the NJBCA., at the Effective Time (as defined below), Bradley-NJ shall be merged (the “Merger”) with and into Bradley-Del.

        2. Effective Time. As soon as practicable following the execution hereof Bradley-NJ and Bradley-Del. shall file with the Secretary of State of the State of Delaware a certificate of ownership and merger executed in accordance with the relevant provisions of the GCL, and Bradley-Del. and Bradley-NJ shall file with the Secretary of State of the State of New Jersey a certificate of merger executed in accordance with the relevant provisions of the NJBCA. The Merger shall become effective at the time each such filing is completed (the “Effective Time”).

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        3. Effects of the Merger. The Merger shall have the effects set forth in the GCL and the NJBCA. Without limiting the generality of the foregoing, at the Effective Time: (a) the separate existence of Bradley-NJ shall cease; (b) Bradley-Del as the surviving corporation (the “Surviving Corporation”) shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of Bradley-NJ and Bradley-Del.; (e) all real and personal property, tangible and intangible of every kind and description belonging to Bradley-NJ and Bradley-Del. shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in either Bradley-NJ or Bradley-Del. shall not revert or in any way be impaired by reason of the Merger, and (d) the Surviving Corporation shall assume all the obligations of Bradley-NJ.

        4. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of Bradley-Del. shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

        5. Directors. The directors of Bradley-NJ at the Effective Time shall be the initial directors of the Surviving Corporation, until their successors shall have been duly elected or appointed and qualified.

        6. Officers. The officers of Bradley-NJ at the Effective Time shall be the initial officers of the Surviving Corporation, until their successors shall have been duly appointed.

        7. Conversion of Stock of Bradley-Del. and Bradley-NJ. (a) At the Effective Time, each share of Class A common stock, no par value, of Bradley-NJ (the “Bradley-NJ Class A Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into

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and become one fully paid and nonassessable share of Class A common stock, par value $.01 per share, of Bradley-Del. (the “Bradley-Del. Class A Common Stock”). At the Effective Time, each share of the Stock, no par value of Bradley-NJ (the “Bradley-NJ Class B Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into and become one fully paid and nonassessable share of Class B Common Stock, par value $.01 per share, of Bradley-Del. (the “Bradley-Del. Class B Stock”). Upon the surrender to Bradley-Del. of any certificates evidencing shares of Bradley-NJ Class A Stock or Bradley-NJ Class B Stock by any holder thereof, Bradley-Del. agrees to issue to such holder certificates evidencing an equal number of shares of Bradley-Del. Class A Stock or Bradley-Del. Class B Stock, as the case may be.

        (b) Each share of capital stock of Bradley-Del. issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist.

        8. Warrants and Options. At the Effective Time, any warrants or options to purchase shares of Bradley-NJ Class A Stock or Bradley-NJ Class B Stock (the “Rights”) issued by Bradley-NJ and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders of the Rights, be converted into and become warrants or options, as the case may be (the “New Rights”) to purchase an equal number of shares of Bradley-Del. Class A Stock or Bradley-Del. Class B Stock, as the case may be, upon substantially the same terms and conditions as the Rights and any other rights and obligations contained in the certificates evidencing the Rights shall be deemed to be and shall become the rights and obligations of Bradley-Del. At the Effective Time, by its signature below, Bradley-Del. assumes absolutely, unconditionally and irrevocably the obligations of Bradley-NJ under

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the certificates evidencing the Rights. At the Effective Time, Bradley-Del. agrees to reserve for issuance shares of Bradley-Del. Class A Stock and Bradley-Del. Class B Stock equal in number to the number of shares of Bradley-NJ Class A Stock and Bradley-NJ Class B Stock for which the New Rights may be exercised. Upon the surrender to Bradley-Del. of any certificate evidencing Rights by any holder of Rights, Bradley-Del. agrees to issue to any such holder a certificate evidencing New Rights to purchase that number of shares of Bradley-Del. Class A Stock or Bradley-Del. Class B Stock, as the case may be, equal to the number of shares of Bradley NJ Class A Stock or Bradley-NJ Class B Stock for which the Rights so surrendered were exercisable.

        9. Other Actions. From and after the Effective Time, the parties hereto shall take such other and further actions, in addition to the filings described in paragraph 1, as may be required by law to make the Merger effective.

        10. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws; provided, however, that the consummation and effectiveness of the Merger shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the State of New Jersey.

        11. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        12. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature

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whatsoever under or by reason of this Agreement except for Sections 4, 7, and 8 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by such persons).

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

BRADLEY PHARMACEUTICALS, INC., a New Jersey corporation
By:	/s/ Daniel Glassman DANIEL GLASSMAN, President

BRADLEY PHARMACEUTICALS, INC. a Delaware corporation
By:	/s/ Daniel Glassman DANIEL GLASSMAN, President

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